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                           Reznick Fedder & Silverman
            Certified Public Accountants o A Professional Corporation

        4520 East West Highway o Suite 300 Bethesda, Maryland 20814-3319
                   o Phone (301) 652-9100 o Fax (301) 652-1848

                                December 3, 1999

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                ------------------------------------------------

We consent to the inclusion in this Registration Statement on Form S-11 of our reports dated March 31, 1999 on the audited financial statements of BCTC IV Assignor Corp., Boston Capital Tax Credit Fund IV L.P., and Boston Capital Associated IV L.P., as of December 31, 1998. We also consent to the reference to our firm under the caption "Experts."


                                              REZNICK FEDDER & SILVERMAN


                                              /s/ Reznick Fedder & Silverman

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
   Two Hopkins Plaza           212 S. Tryon Street        745 Atlantic Avenue         5607 Glenridge Drive
      Suite 2100                   Suite 1180                  Suite 800                    Suite 500
Baltimore, MD 21201-2911    Charlotte, NC 28281-8100     Boston, MA 02111-2735       Atlanta, GA 30342-1376
 Phone (410) 783-4900         Phone (704) 332-9100       Phone (617) 423-5855         Phone (404) 847-9447
  Fax (410) 727-0460           Fax (704) 332-6444          Fax (617) 423-661           Fax (404) 847-9495
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